January 13, 2012 F I N A N C I A L R E S U L T S 4Q11

2011 Full year and 4Q11 financial highlights 1 See note 1 on slide 21 2 Assumes a tax rate of 38% 3 See note 4 on slide 21  FY11 record net income of $19.0B; EPS of $4.48; revenue of $99.8B1  4Q11 net income of $3.7B; EPS of $0.90; revenue of $22.2B1  4Q11 results included the following significant items: $ in millions, excluding EPS  Fortress balance sheet maintained  Basel I Tier 1 Common3 of $123B, ratio of 10.0%  Estimated Basel III Tier 1 Common3 of $122B, ratio of 7.9%  Continued solid loan growth across many of our businesses Pretax Net Income2 EPS2 IB - loss from debit valuation adjustments ("DVA") ($567) ($352) ($0.09) Corporate - expense for additional litigation reserves, predominantly for mortgage-related matters (528) (327) (0.08) Consumer - benefit from reduced loan loss reserves, primarily related to credit card 730 453 0.11 1 F I N A N C I A L R E S U L T S

2011 Full year managed results1 $ in millions, excluding EPS 1 See note 1 on slide 21 2 Actual numbers for all periods, not over/under 3 See note 4 on slide 21 FY2011 FY2010 FY2010 Revenue (FTE)1 $99,767 $104,842 ($5,075) Credit Costs 7,574 16,639 (9,065) Expense 62,911 61,196 1,715 Reported Net Income $18,976 $17,370 $1,606 Net Income Applicable to Common Stock $17,568 $15,764 $1,804 Reported EPS $4.48 $3.96 $0.52 ROE2 11% 10% ROTCE2,3 15% 15% $ O/(U) 2 F I N A N C I A L R E S U L T S

4Q11 3Q11 4Q10 Revenue (FTE)1 $22,198 ($2,170) ($4,524) Credit Costs 2,184 (227) (859) Expense 14,540 (994) (1,503) Reported Net Income $3,728 ($534) ($1,103) Net Income Applicable to Common Stock $3,425 ($511) ($987) Reported EPS $0.90 ($0.12) ($0.22) ROE2 8% 9% 11% ROTCE2,3 11% 13% 16% $ O/(U) 4Q11 Financial results1 1 See note 1 on slide 21 2 Actual numbers for all periods, not over/under 3 See note 4 on slide 21 $ millions, excluding EPS 3 F I N A N C I A L R E S U L T S

Investment Bank[1]

$ in millions		$ O/(U)	
	4Q11	3Q11	4Q10
Revenue	$4,358	($2,011)	($1,855)
Investment Banking Fees	1,119	80	(714)
Fixed Income Markets	2,491	(837)	(384)
Equity Markets	779	(645)	(349)
Credit Portfolio	(31)	(609)	(408)
Credit Costs	272	218	543
Expense	2,969	(830)	(1,232)
Net Income	$726	($910)	($775)
Key Statistics ($B)[2]			
Overhead Ratio	68%	60%	68%
Comp/Revenue	27%	29%	30%
EOP Loans	$71.1	$60.5	$56.9
Allowance for Loan Losses	$1.4	$1.3	$1.9
Nonaccrual loans	$1.2	$1.4	$3.6
Net Charge-off Rate[3]	1.26%	(1.16%)	(0.17%)
ALL / Loans[3]	2.11%	2.30%	3.51%
ROE[4]	7%	16%	15%
VAR ($mm)[5]	$75.0	$70.0	$78.0
EOP Equity	$40.0	$40.0	$40.0

[1] See note 1 on slide 21
[2] Actual numbers for all periods, not over/under
[3] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off rate
[4] Calculated based on average equity of $40B
[5] Average Trading and Credit Portfolio VAR at 95% confidence level

- Net income of $726mm on revenue of $4.4B
  - DVA loss of $567mm pretax
  - ROE of 7%; 11% ex-DVA
- IB fees of $1.1B down 39% YoY on lower industry-wide volumes
  - Continue to rank #1 in Global IB Fees for full year
- Fixed Income Markets revenue of $2.5B
  - Excluding DVA, down 6% QoQ and 9% YoY
  - Continued solid client revenue
- Equity Markets revenue of $779mm
  - Excluding DVA, down 23% QoQ and 26% YoY
  - Decrease primarily driven by lower market volumes
- Credit Portfolio loss of $31mm due to DVA losses of $405mm, offset by NII and fees on retained loans, and net CVA gains
- Credit cost of $272mm driven by net charge-offs of $199mm and an increase in allowance for loan losses due to portfolio activity
- Expense of $3.0B down 29% YoY, driven by both lower compensation and noncompensation expense

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

4Q11 3Q11 4Q10 Retail Financial Services Net Interest Income $3,958 ($104) ($298) Noninterest Revenue 2,437 (1,036) (1,006) Revenue 6,395 (1,140) (1,304) Expense 4,722 157 251 Pre-Provision Pretax $1,673 ($1,297) ($1,555) Credit Costs 779 (248) (1,639) Net Income $533 ($628) $74 EOP Equity ($B)2 $25.0 $25.0 $24.6 ROE2,3 8% 18% 7% Memo: RFS Net Income Excl. Real Estate Portfolios $544 ($684) ($738) ROE Excl. Real Estate Portfolios 2,4 15% 34% 34% $ O/(U) Retail Financial Services1 $ in millions 1 See note 1 on slide 21 2 Actual numbers for all periods, not over/under 3 Calculated based on average equity; average equity for 4Q11, 3Q11 and 4Q10 was $25.0B, $25.0B and $24.6B, respectively 4 Calculated based on average equity; average equity for 4Q11, 3Q11 and 4Q10 was $14.5B, $14.5B and $14.9B, respectively  Net income of $533mm, compared with $459mm in the prior year  Revenue of $6.4B, down 17% YoY and 15% QoQ  Credit costs of $779mm continue to reflect elevated losses in the mortgage and home equity portfolios, and include a net reduction of $230mm in the allowance for loan losses  Expense of $4.7B, up 6% YoY driven by investments in sales force, new branch builds and higher mortgage production costs 5 F I N A N C I A L R E S U L T S

Retail Financial Services

Consumer & Business Banking

$ in millions			
		$ O/(U)	
	4Q11	3Q11	4Q10
Net Interest Income	$2,714	($16)	$21
Noninterest Income	1,603	(349)	(113)
Revenue	$4,317	($365)	($92)
Expense	2,848	6	172
Pre-Provision Pretax	$1,469	($371)	($264)
Credit Costs	132	6	63
Net Income	$802	($221)	($150)
Key Drivers[1] ($ in billions)			
Average Total Deposits	$367.9	$362.2	$342.8
Deposit Margin	2.76%	2.82%	2.96%
Checking Accounts (mm)	26.6	26.5	27.3
# of Branches	5,508	5,396	5,268
Business Banking Originations	$1.4	$1.4	$1.4
Client Investment Assets	$137.9	$132.3	$133.1
# of Active Mobile Customers (mm)	8.4	7.2	5.3

[1] Actual numbers for all periods, not over/under

Financial performance

- Consumer & Business Banking net income of $802mm, down 16% YoY
- Net revenue of $4.3B, down 2% YoY driven by lower debit card revenue reflecting the impact of the Durbin Amendment, partially offset by increased deposit-related fees
- Expense up 6% YoY due to investments in sales force and new branch builds
- Credit costs of $132mm up 91% YoY driven by the absence of a reduction to the allowance for loan losses in the current quarter

Key drivers

- Average total deposits of $367.9B up 7% YoY and 2% QoQ
- Checking accounts down 2% YoY and flat QoQ
- Business Banking originations down 3% YoY and 4% QoQ
- Client investment assets up 4% YoY and 4% QoQ

FINANCIAL RESULTS

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JPMorgan Chase & Co.

Retail Financial Services

Mortgage Production and Servicing

$ in millions

	4Q11	$ O/(U) 3Q11	$ O/(U) 4Q10
Production			
Production-related Revenue excl. Repurchase Losses	$1,069	($234)	($269)
Production Expense	518	22	82
Income excl. repurchase losses	$551	($256)	($351)
Repurchase Losses	(390)	(76)	(41)
Income/(loss) before income tax expense/(benefit)	$161	($332)	($392)
Servicing			
Servicing-related Revenue	$1,122	($32)	($115)
MSR Asset Amortization	(406)	51	149
Servicing Expense	925	59	(33)
Income/(loss), excl. MSR risk management	($209)	($40)	$67
MSR Risk Management	(377)	(393)	(667)
Income/(loss) before income tax expense/(benefit)	($586)	($433)	($600)
Net income/(loss)	($258)	($463)	($588)
Key Drivers[1] ($ in billions)			
Mortgage Loan Originations	$38.6	$36.8	$50.8
Retail Channel Originations	$23.1	$22.4	$22.9
Mortgage Application Volume	$52.6	$58.1	$57.7
3rd Party Mtg Loans Svc'd (EOP)	$902.2	$924.5	$967.5
Headcount[2]	49,189	46,374	39,440

[1] Actual numbers for all periods, not over/under
[2] Headcount for total Mortgage Banking

Financial performance

- Mortgage Production and Servicing net loss of $258mm, compared with net income of $330mm in the prior year
- Production-related revenue excluding repurchase losses of $1.1B down 20% YoY reflecting narrower margins and lower volumes
  - Repurchase losses of $390mm, up 12% YoY
- Net servicing-related revenue, after MSR asset amortization, of $716mm up 5% YoY
- Servicing expense down $33mm YoY; prior year included $374mm related to foreclosure-related matters
- MSR risk management loss of $377mm driven by an $832mm decrease in the fair value of the MSR asset, partially offset by $460mm of gains on the associated derivative hedges

Key drivers

- Mortgage originations of $38.6B up 5% QoQ and down 24% YoY
  - Retail channel originations (branch and direct to consumer) up 3% QoQ and 1% YoY

FINANCIAL RESULTS
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JPMORGAN CHASE & CO.

Retail Financial Services Real Estate Portfolios $ in millions 4Q11 3Q11 4Q10 Revenue $1,060 ($91) ($269) Expense 432 69 19 Pre-Provision Pretax $628 ($160) ($288) Net Charge-Offs 876 (23) (913) Change in Allowance (230) (230) (778) Credit Costs 646 (253) (1,691) Net Income ($11) $56 $812 Memo: ALL/ EOP Loans 1,2 6.58% 7.12% 6.47% Key Drivers1 ($ in billions) Average Home Equity Loans Owned3 $102.0 $104.9 $114.9 Average Mortgage Loans Owned3 $98.2 $101.1 $111.4 $ O/(U)  Net loss of $11mm compared with net loss of $823mm in the prior year  Total net revenue of $1.1B down 20% YoY driven by a decline in net interest income due to portfolio runoff  Expense up 5% YoY  Credit costs of $646mm down 72% YoY reflecting lower PCI impairment as well as lower net charge-offs 1 Actual numbers for all periods, not over/under 2 Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. An allowance for loan losses of $5.7B, $4.9B and $4.9B was recorded for these loans as of 4Q11, 3Q11 and 4Q10, respectively 3 Includes purchased credit-impaired loans acquired as part of the WaMu transaction 8 F I N A N C I A L R E S U L T S

Mortgage Banking Portfolios update

Key statistics[1]

	4Q11	3Q11	4Q10
EOP NCI owned portfolio ($B)			
Home Equity	$77.8	$80.3	$88.4
Prime Mortgage, including option ARMs[2]	61.2	60.2	64.0
Subprime Mortgage and other	10.4	10.8	12.1
Net charge-offs ($mm)			
Home Equity	$579	$581	$792
Prime Mortgage, including option ARMs[3]	152	174	570
Subprime Mortgage and other	146	146	439
Total[4]	$877	$901	$1,801
Net charge-off rate			
Home Equity	2.90%	2.82%	3.48%
Prime Mortgage, including option ARMs	1.00%	1.14%	3.51%
Subprime Mortgage and other	5.46%	5.27%	13.75%
Nonaccrual loans ($mm)			
Home Equity	$1,287	$1,290	$1,263
Prime Mortgage, including option ARMs[3]	3,404	3,597	4,255
Subprime Mortgage and other	1,785	1,936	2,217

[1] Excludes 4Q11 EOP home equity, prime mortgage, subprime mortgage and option ARMs purchased credit-impaired loans of $22.7B, $15.2B, $4.9B and $22.7B respectively, acquired as part of the WaMu transaction
[2] Ending balances include all noncredit-impaired prime mortgage balances held by Retail Financial Services, including $15.6B, $13.6B and $12.9B for 4Q11, 3Q11 and 4Q10, respectively, of loans insured by U.S. government agencies. These loans are included in Mortgage Production and Servicing
[3] Net charge-offs and nonaccrual loans exclude loans insured by U.S. government agencies
[4] Net charge-offs for 4Q10 included a one-time adjustment of $632mm

- Delinquency trends improved marginally in 4Q11
- Net charge-offs for home equity and prime mortgage, including option ARMs improved slightly compared to 3Q11, but remain at elevated levels
- Reduction in allowance for loan losses of $230mm comprised of
  - Reduction in allowance for loan losses of $1.0B for non-credit impaired portfolio due to lower estimated losses, primarily for home equity and subprime mortgage
  - Impairment of $770mm for increase in estimated lifetime losses of PCI portfolio
- Mortgage Banking loss guidance
  - Expect total quarterly net charge-offs of $900mm+/-

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Card Services & Auto[1]

$ in millions	4Q11	$ O/(U) 3Q11	4Q10
Card Services & Auto			
Revenue	$4,814	$39	($258)
Credit Costs	1,060	(204)	351
Expense	2,025	(90)	158
Net Income	$1,051	$202	($497)
ROE[2,3]	26%	21%	33%
EOP Equity ($B)[3]	$16.0	$16.0	$18.4
Card Services — Key Drivers Excl. WaMu and Commercial Card[3] ($ in billions)			
Avg Outstandings	$116.0	$113.5	$121.5
Sales volume	$91.0	$84.8	$83.2
New Accts Opened (mm)	2.2	2.0	3.4
Net Revenue Rate	11.64%	11.68%	11.78%
Net Charge-off Rate[4]	3.93%	4.34%	7.08%
30+ Day Delinquency Rate[4]	2.54%	2.64%	3.66%
Merchant Services — Key Drivers[3] (billions)			
Bank card volume	$152.6	$138.1	$127.2
# of total transactions	6.8	6.1	5.6
Auto — Key Drivers[3] ($ in billions)			
Avg Outstandings - Auto	$46.9	$46.5	$48.3
Avg Outstandings - Student	$13.5	$13.9	$14.6
Auto Originations	$4.9	$5.9	$4.8

[1] See note 1 on slide 21
[2] Calculated based on average equity; 4Q11, 3Q11 and 4Q10 average equity was $16.0B, $16.0B and $18.4B, respectively
[3] Actual numbers for all periods, not over/under. Statistics include loans held for sale
[4] See note 5 on slide 21

Card Services & Auto

- Net income of $1.1B compared with $1.5B in the prior year
  - The decrease was driven by a $1.7B lower reduction in the allowance compared with the prior year, predominantly offset by lower net charge-offs
- Revenue of $4.8B down 5% YoY and up 1% QoQ
- Credit costs of $1.1B reflect lower net charge-offs and a reduction of $500mm to the allowance for loan losses, reflecting lower estimated losses
  - Prior year includes a reduction of $2.2B to the allowance for loan losses
  - Net charge-offs are down 45% YoY and 5% QoQ
- Expense of $2.0B up 8% YoY, due to higher marketing expense and the inclusion of the Commercial Card business

Key drivers

Card Services

- Average outstandings (excluding the WaMu and Commercial Card portfolios) of $116.0B down 4% YoY and up 2% QoQ
  - EOP outstandings (excluding WaMu and Commercial Card portfolios) of $120.0B down 3% YoY and up 5% QoQ
- Sales volume (excluding the WaMu and Commercial Card portfolios) of $91.0B up 9% YoY and 7% QoQ
- Net charge-off rate (excluding the WaMu and Commercial Card portfolios) of 3.93% down from 7.08% in 4Q10 and 4.34% in 3Q11

Auto

- Average auto outstandings down 3% YoY and up 1% QoQ
- Auto loan originations up 2% YoY and down 17% QoQ

FINANCIAL RESULTS
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JPMORGAN CHASE & CO.

Commercial Banking[1]

$ in millions			
		$ O/(U)	
	4Q11	3Q11	4Q10
Revenue	$1,687	$99	$76
Middle Market Banking	810	19	29
Corporate Client Banking	326	20	24
Commercial Term Lending	299	2	(2)
Real Estate Banking	115	11	(2)
Other	137	47	27
Credit Costs	40	(27)	(112)
Expense	579	6	21
Net Income	$643	$72	$113
Key Statistics ($B)[2]			
Average Loans & Leases	$109.9	$105.3	$98.4
EOP Loans & Leases	$112.0	$107.4	$98.9
Average Liability Balances[3]	$199.1	$180.3	$147.5
Allowance for Loan Losses	$2.6	$2.7	$2.6
Nonaccrual Loans	$1.1	$1.4	$2.0
Net Charge-Off Rate[4]	0.36%	0.06%	1.16%
ALL / Loans[4]	2.34%	2.50%	2.61%
ROE[5]	32%	28%	26%
Overhead Ratio	34%	36%	35%
EOP Equity	$8.0	$8.0	$8.0

[1] See note 1 on slide 21
[2] Actual numbers for all periods, not over/under
[3] Includes deposits and deposits swept to on-balance sheet liabilities
[4] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off rate
[5] Calculated based on average equity of $8B

- Net income of $643mm, up 21% YoY
- Record revenue of $1.7B, up 5% YoY
- EOP loan balances up 13% YoY and 4% QoQ
  - 6th consecutive quarter of increased loan balances
  - Middle Market loans up 17% YoY; 7th consecutive quarter of increased loan balances
- Record average liability balances of $199.1B, up 35% YoY
- Credit costs of $40mm
  - Net charge-offs of $99mm down $187mm YoY and up $82mm QoQ
  - Nonaccrual loans down 47% YoY
- Expense up 4% YoY; overhead ratio of 34%

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Treasury & Securities Services

$ in millions		$ O/(U)	
	4Q11	3Q11	4Q10
Revenue	$2,022	$114	$109
Treasury Services	1,051	82	98
Worldwide Securities Services	971	32	11
Expense	1,563	93	93
Credit Allocation Income/(Expense)[1]	(60)	(69)	(30)
Net Income	$250	($55)	($7)
Key statistics[2]			
Average Liability Balances ($B)[3]	$364.2	$341.1	$256.7
Assets under Custody ($T)	$16.9	$16.3	$16.1
EOP Trade Loans ($B)	$36.7	$30.1	$21.2
Pretax Margin	19%	24%	21%
ROE[4]	14%	17%	16%
TSS Firmwide Revenue	$2,691	$2,548	$2,637
TS Firmwide Revenue	$1,720	$1,609	$1,677
TSS Firmwide Average Liab Bal ($B)[3]	$563.3	$521.4	$404.2
EOP Equity ($B)	$7.0	$7.0	$6.5

[1] Effective 1/1/11, IB and TSS share the economics related to the Firm's GCB clients. Included within this allocation are net revenue, provision for credit losses as well as expense

[2] Actual numbers for all periods, not over/under

[3] Includes deposits and deposits swept to on-balance sheet liabilities

[4] Calculated based on average equity; 4Q11, 3Q11, and 4Q10 average equity was $7.0B, $7.0B, and $6.5B respectively

- Net income of $250mm down 3% YoY and 18% QoQ
  - QoQ decrease driven by higher GCB credit allocation expense and higher provision for credit losses
- Revenue of $2.0B up 6% YoY and up 9% excluding the impact of the Commercial Card business
  - TS revenue of $1.1B up 10% YoY
  - WSS revenue of $971mm up 1% YoY
- Liability balances up 42% YoY, driven primarily by lower rates on other alternative investments and the low interest rate environment
- Assets under custody of $16.9T up 5% YoY
- Trade loans of $36.7B up 73% YoY
- Expense up 6% YoY driven by expenses related to exiting unprofitable business partially offset by the transfer of the Commercial Card business to Card

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

4Q11 3Q11 4Q10 Revenue $2,284 ($32) ($329) Private Banking 1,212 (86) (164) Institutional 558 80 (117) Retail 514 (26) (48) Credit Costs 24 (2) 1 Expense 1,752 (44) (25) Net Income $302 ($83) ($205) Key Statistics ($B)1 Assets under Management $1,336 $1,254 $1,298 Assets under Supervision $1,921 $1,806 $1,840 Average Loans $54.7 $52.7 $42.3 EOP Loans $57.6 $54.2 $44.1 Average Deposits $121.5 $111.1 $89.3 Pretax Margin 22% 21% 31% ROE2 18% 24% 31% EOP Equity $6.5 $6.5 $6.5 $ O/(U) Asset Management 1 Actual numbers for all periods, not over/under 2 Calculated based on average equity of $6.5B $ in millions  Net income of $302mm down 40% YoY  Revenue of $2.3B down 13% YoY primarily due to lower performance fees and lower loan- related revenue  Assets under management of $1.3T up 3% YoY; Assets under supervision of $1.9T up 4% YoY  AUM net inflows for the quarter of $58B included inflows of $53B to liquidity products and $5B to long-term products  Good global investment performance  78% of mutual fund AUM ranked in the first or second quartiles over past 5 years; 72% over 3 years and 48% over 1 year  Expense down 1% YoY largely resulting from lower performance-based compensation predominantly offset by higher headcount- related expense 13 F I N A N C I A L R E S U L T S

Corporate/Private Equity1 Net Income ($ in millions) 1 See note 1 on slide 21 4Q11 3Q11 4Q10 Private Equity ($89) $258 ($267) Corporate 312 610 461 Net Income $223 $868 $194 $ O/(U) Private Equity  Private Equity net revenue of negative $113mm  Private Equity portfolio of $7.7B (5.7% of stockholders’ equity less goodwill) Corporate  Noninterest expense includes an increase of $528mm (pretax) for additional litigation reserves, predominantly for mortgage-related matters 14 F I N A N C I A L R E S U L T S

Fortress balance sheet

$ in billions	4Q11	3Q11	4Q10
Basel I Tier 1 Common Capital[1,2]	$123	$120	$115
Basel III Tier 1 Common Capital[1,2,3] (Estimate)	$122	$119	$112
Basel I Risk-Weighted Assets[1]	$1,224	$1,218	$1,175
Basel III Risk-Weighted Assets[1,2,3] (Estimate)	$1,546	$1,549	$1,610
Total Assets	$2,266	$2,289	$2,118
Basel I Tier 1 Common Ratio[1,2]	10.0%	9.9%	9.8%
Basel III Tier 1 Common Ratio[1,2,3] (Estimate)	7.9%	7.7%	7.0%

- Firmwide total credit reserves of $28.3B; loan loss coverage ratio of 3.35%[4]
- Global liquidity reserve of $379B[5]
- Repurchased $950mm of common stock[6] in 4Q11 and $9B[6] in full year 2011

[1] Estimated for 4Q11
[2] See note 3 on slide 21
[3] Represents the Firm's best estimate, based on its current understanding of proposed rules
[4] See note 2 on slide 21
[5] The Global Liquidity Reserve represents cash on deposit at central banks, and the cash proceeds expected to be received in connection with secured financing of highly liquid, unencumbered securities (such as sovereigns, FDIC and government guaranteed, agency and agency MBS). In addition, the Global Liquidity Reserve includes the Firm's borrowing capacity at the Federal Reserve Bank discount window and various other central banks and from various Federal Home Loan Banks, which capacity is maintained by the Firm having pledged collateral to all such banks. These amounts represent preliminary estimates which may be revised in the Firm's 10-K for the year ending December 31, 2011
[6] Common stock repurchases also include repurchases of warrants to purchase common stock. Reflects repurchases through December 31, 2011, on a trade-date basis
Note: Firmwide Level 3 assets are estimated to be 5% of total Firm assets at December 31, 2011

FINANCIAL RESULTS
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JPMORGAN CHASE & CO.

Outlook

Retail Financial Services

- Consumer & Business Banking – 2012 outlook
  - Spread compression, given low interest rates, will negatively impact net income by $400mm+/-
  - Durbin Amendment will reduce net income by $600mm +/- on an annualized basis
- Mortgage Banking
  - Estimate realized repurchase losses of $350mm+/- per quarter
  - Expect total quarterly net charge-offs of $900mm+/-
  - Real Estate Portfolios – Expect balances to further decline 10-15% in 2012, reducing annual net interest income by $500mm+/-

Card Services

- Credit losses:

Net charge-off rate (%)	4Q11
Chase Credit Card[1]	3.93%
WaMu Credit Card	8.56%
Combined Credit Card[1]	4.33%

- Credit Card (excl. Commercial Card portfolios) credit losses for 1Q12 of 4.50% +/-

[1] Excludes Commercial Card

Corporate / Private Equity

- In 2012, Corporate quarterly net income, excluding Private Equity, and excluding significant nonrecurring items and litigation expense, could be $200mm +/-
  - Will depend on decisions related to repositioning of the investment securities portfolio

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Agenda Page 17 Appendix 17 F I N A N C I A L R E S U L T S

Consumer credit — delinquency trends (Excl. purchased credit-impaired loans and WaMu and Commercial Card portfolios) Note: Delinquencies prior to September 2008 are heritage Chase Prime Mortgage excludes loans held-for-sale, Asset Management and U.S. Government-Insured loans 1 See note 5 on slide 21 2 “Payment holiday” in 2Q09 impacted 30+ day and 30-89 day delinquency trends in 3Q09 Credit Card delinquency trend1,2 ($ in millions) $1,200 $2,600 $4,000 $5,400 $6,800 $8,200 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 30+ day delinquencies 30-89 day delinquencies Prime Mortgage delinquency trend ($ in millions) Home Equity delinquency trend ($ in millions) Subprime Mortgage delinquency trend ($ in millions) $0 $1,000 $2,000 $3,000 $4,000 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 $0 $1,300 $2,600 $3,900 $5,200 $6,500 Jun-08 8 09 09 Jun-10 Dec-10 Jun-11 Dec-11 30 – 150 day delinquencies 150+ day delinquencies $0 $1,000 $2,000 $3,000 $4,000 $5,000 Jun-08 Dec-08 9 ec-09 Jun-1 Dec-1 Jun-11 Dec-11 30 – 150 day delinquencies 150+ day delinquencies 30 – 150 day delinquencies 18 A P P E N D I X

17,564 17,050 16,179 15,503 14,841 13,441 11,928 11,005 9,993 31,602 38,186 35,836 34,161 32,266 29,750 28,520 28,350 27,609 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 0% 100% 200% 300% 400% 500% Coverage ratios are strong Loan Loss Reserve Nonperforming Loans Loan Loss Reserve/Total Loans1 Loan Loss Reserve/NPLs1 Peer comparison  $27.6B of loan loss reserves in 4Q11, down ~$4.7B from $32.3B one year ago reflecting improved portfolio credit quality; loan loss coverage ratio of 3.35%1  $7.5B (pretax) addition in allowance for loan losses related to the consolidation of credit card receivables in 1Q10 1 See note 2 on slide 21 2 Peer average reflects equivalent metrics for key competitors. Peers are defined as C, BAC and WFC $ in millions 4Q11 3Q11 JPM 1 JPM 1 Peer Avg. 2 Consumer LLR/Total Loans 4.69% 5.16% 4.69% LLR/NPLs 237% 244% 194% Wholesale LLR/Total Loans 1.55% 1.68% 1.65% LLR/NPLs 180% 143% 71% Firmwide LLR/Total Loans 3.35% 3.74% 3.61% LLR/NPLs 223% 216% 153% 19 A P P E N D I X

IB League Tables Rank Share Rank Share Rank Share Based on fees: Global IB fees1 1 8.1% 1 7.6% 1 9.0% Based on volumes: Global Debt, Equity & Equity-related 1 6.8% 1 7.2% 1 8.8% US Debt, Equity & Equity-related 1 11.1% 1 11.1% 1 14.8% Global Equity & Equity-related2 3 6.8% 3 7.3% 1 11.6% US Equity & Equity-related 1 12.5% 2 13.1% 2 15.5% Global Long-term Debt3 1 6.7% 2 7.2% 1 8.4% US Long-term Debt3 1 11.2% 2 10.9% 1 14.2% Global M&A Announced4 2 18.6% 4 15.9% 3 23.7% US M&A Announced4,5 2 27.5% 3 21.9% 2 35.6% Global Loan Syndications 1 11.0% 2 8.5% 1 8.1% US Loan Syndications 1 21.4% 2 19.1% 1 21.8% FY11 FY09FY10 League table results  For FY11, JPM ranked:  #1 in Global IB fees  #1 in Global Debt, Equity & Equity-related  #3 in Global Equity & Equity-related  #1 in Global Long-term Debt  #2 in Global M&A Announced  #1 in Global Loan Syndications Source: Dealogic 1 Global IB fees exclude money market, short term debt and shelf deals 2 Equity & Equity-related include rights offerings and Chinese A-Shares 3 Long-term Debt tables include investment grade, high yield, ABS, MBS, covered bonds, supranational, sovereign and agency issuance; exclude money market, short term debt and U.S. municipal securities 4 Global announced M&A is based upon value at announcement, with full credit to each advisor/equal if joint; all other rankings are based upon proceeds. Because of joint assignments, M&A market share of all participants will add up to more than 100%. Rankings reflect the removal of any withdrawn transactions 5 US M&A represents any US involvement ranking 20 A P P E N D I X FY11 Rank Share FY10 Share Rank

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax- exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-offs exclude the impact of PCI loans. The allowance for loan losses related to the purchased credit-impaired portfolio totaled $5.7 billion, $4.9 billion and $4.9 billion at December 31, 2011, September 30, 2011, and December 31, 2010, respectively. 3. The Basel I Tier 1 common ratio is Tier 1 common divided by risk-weighted assets. Tier 1 common is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries and trust preferred capital debt securities. Tier 1 common, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued the final version of the Basel Capital Accord, commonly referred to as “Basel III.” The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted. The Firm’s estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm’s businesses change, and as a result of further rule-making on Basel III implementation by U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm’s capital under the Basel III capital standards with similar estimates provided by other financial services companies. 4. Tangible common equity (“TCE”), a non-GAAP financial measure, represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE, a non-GAAP financial ratio, measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity, and in facilitating comparisons with competitors. 5. In Card Services, supplemental information is provided for Chase, excluding Washington Mutual and Commercial Card portfolios, to provide more meaningful measures that enable comparability with prior periods. The net charge-off rate and 30+ delinquency rate presented include loans held-for-sale. Additional notes on financial measures 6. Treasury & Securities Services firmwide metrics include certain TSS product revenue and liability balances reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary, in management’s view, in order to understand the aggregate TSS business. 7. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of TSS and AM against the performance of their respective competitors. 8. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. Notes on non-GAAP & other financial measures 21 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2010 (as revised by a Current Report on Form 8-K dated November 4, 2011), and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (as revised by a Current Report on Form 8-K dated November 4, 2011), June 30, 2011 (as revised by a Current Report on Form 8-K dated November 4, 2011), and September 30, 2011, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (www.jpmorganchase.com) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the respective dates of the referenced forward-looking statements. 22 A P P E N D I X